EXHIBIT A



         SCHEDULE OF REQUIRED AMOUNT
          FOR JOINT FIDELITY BOND










GROSS ASSETS
MINIMUM AMOUNT

06/30/2005
OF BOND UNDER
FUND/ENTITY
(000 OMITTED)
RULE 17g-1


                                        Gross Assets    Minimum Amount
Seligman Capital Fund, Inc.
 $                                      541,380          900,000
Seligman Cash Management Fund, Inc.
                                        227,251          600,000
Seligman Common Stock Fund, Inc.
                                        275,853          750,000
Seligman Communications & Information Fund, Inc.
                                        3,420,195        2,300,000
Seligman Frontier Fund, Inc.
                                        93,125           450,000
Seligman Growth Fund, Inc.
                                        465,444          750,000



Seligman Global Fund Series, Inc.:


   Emerging Markets Fund
                                        70,532

   Global Growth Fund
                                        52,679

   Global Smaller Companies Fund
                                        189,660

   Global Technology Fund
                                        376,213

   International Growth Fund
                                        77,791


                                        766,875          1,000,000
Seligman High Income Fund Series:


   High-Yield Bond Series
                                        531,559

   U.S. Government Securities Series
                                          88,341


                                        619,900            900,000



Seligman Income & Growth Fund, Inc.
                                        102,704            525,000

Seligman Investment Grade Fixed Income Fund, Inc.
                                        28,494             300,000



Seligman LaSalle Real Estate Fund Series, Inc.

   Seligman LaSalle Monthly Dividend Real Estate Fund
                                       92,134              450,000



Seligman Municipal Fund Series, Inc.:


   National Series
                                       75,028

   Colorado Series
                                       36,401

   Georgia Series
                                       33,820

   Louisiana Series
                                       40,732

   Maryland Series
                                       42,298

   Massachusetts Series
                                       74,607

   Michigan Series
                                      106,623

   Minnesota Series
                                       88,826

   Missouri Series
                                       32,838

   New York Series
                                       78,866

   Ohio Series
                                      114,979

   Oregon Series
                                       57,463

   South Carolina Series
                                       84,844


                                      867,325              1,000,000
Seligman Municipal Series Trust:


   California High-Yield Series
                                       37,702

   California Quality Series
                                       53,233

   Florida Series
                                       35,791

   North Carolina Series
                                       21,540


                                      148,266                525,000



Seligman New Jersey Municipal Fund, Inc.
                                       41,744                350,000
Seligman New Technologies Fund, Inc.
                                       52,249                400,000
Seligman New Technologies Fund II, Inc.
                                       84,334                450,000
Seligman Pennsylvania Municipal Fund Series
                                      20,263                 250,000





EXHIBIT A (cont'd)














 GROSS ASSETS
 MINIMUM AMOUNT


06/30/2005
 OF BOND UNDER

FUND/ENTITY
(000 OMITTED)
 RULE 17g-1





Seligman Portfolios, Inc.:




 Investment Grade Fixed Income Portfolio
                                            3,658


   Capital Portfolio
                                          13,899


   Cash Management Portfolio
                                          19,333


   Common Stock Portfolio
                                            9,342



  Communications & Information Portfolio
                                          60,468


   International Growth Portfolio
                                            3,547


   Global Technology Portfolio
                                            8,781


   Large-Cap Value Portfolio
                                            5,567


   Smaller-Cap Value Portfolio (formerly, Small-Cap Value Portfolio)
                                          259,146



                                        383,741               750,000







Seligman Quality Municipal Fund, Inc.
                                        101,669             525,000

Seligman Select Municipal Fund, Inc.
                                        242,022             600,000





Seligman TargetHorizon ETF Portfolios, Inc. (2)



  Seligman TargETFund 2025 (2)
                                       10,000

  Seligman TargETFund 2015 (2)
                                       10,000


  Seligman TargETFund Core (2)
                                       10,000



                                       30,000                300,000

Seligman Time Horizon/Harvester Series, Inc.



  Time Horizon 30 Fund
                                      10,314


  Time Horizon 20 Fund
                                      21,416


  Time Horizon 10 Fund
                                      26,007


  Harvester Fund
                                      17,218



                                      74,955                400,000





Seligman Value Fund Series, Inc.:



  Large-Cap Value Fund
                                     249,642

  Smaller-Cap Value Fund (formerly, Small-Cap Value Fund)
                                     365,962



                                     615,604                 900,000





Tri-Continental Corporation
                                     2,413,623               1,900,000





Total Investment Companies
                                   11,709,150                17,275,000





J. & W. Seligman & Co. Inc. Matched Accumulation Plan
                                  43,507                       500,000
(1)

Seligman Data Corp. Employees' Thrift Plan
                                  11,861                       500,000
(1)





                         $   11,764,518                     $18,275,000

(1) Section 142 of ERISA requires fidelity bonding of not less than 10% of funds handled each year, subject to a maximum bond of $500,000.


(2) Fund is expected to commence operations on October 3, 2005.